LEASE AGREEMENT

     THIS LEASE, made and entered effective as of the 1st day of October, 1997, by and between MEDCATH OF TUCSON, L.L.C., a North Carolina limited liability company (the "Lessor"), and CCT, L.L.C., a North Carolina limited liability company (the "Lessee").

                               W I T N E S E T H:

     Lessor hereby leases unto Lessee, and Lessee hereby leases from the Lessor, upon the terms and conditions hereinafter set forth, approximately 7,840 square feet of space of the Lessor's facility known as the Tucson Heart Hospital (hereinafter called the "Building"), located in Tucson, Arizona in which location Lessee shall own and operate cardiac catheterization laboratories (the "Premises").

                                    ARTICLE 1
                                  TERM OF LEASE

     Section 1.1 Term. The term of this Lease ("Term") shall commence upon the execution hereof and shall continue in force for a period of five (5) years after the Rent Commencement Date, as defined herein.

     Section 1.2 Acceptance of Premises. Lessor has made no representations or promises with respect to the Building, Premises or this Lease except as set forth herein.

     Section 1.3 Option to Renew. Provided Lessee is not in default of any provisions of this Lease at the expiration of the current Term, the Term of this Lease shall be automatically renewed and continue in force for a period of fifteen (15) consecutive one (1) year option terms, unless either party gives written notice of termination to the other no later than sixty (60) days prior to the expiration of the then current Term.

     Section 1.4 Surrender of the Premises. The Lessee shall keep the Premises in good order and repair, except the portions thereof to be repaired by the Lessor as provided herein, and upon the expiration or other termination of this Lease, quit and surrender the Premises to the Lessor in the same condition as at the commencement of the term, natural wear and tear only excepted.

                                    ARTICLE 2
                                      RENT

     Section 2.1 Commencement. The Rent Commencement Date shall be the day the Tucson Heart Hospital is first open for business and is entitled to receive Medicare certification. Upon request of either party hereto, Lessor and Lessee agree to execute and deliver a written declaration expressing the Rent Commencement Date.

     Section 2.2 Rent. Lessee shall pay to Lessor at the Lessor's office or at such place as Lessor may from time to time designate in writing, Base Rent, as described herein, and Additional Rent, as described herein, (collectively referred to from time to time as "Rent") during the lease term as follows:

     Section 2.3 Base Rent. Beginning with the Rent Commencement Date, and continuing for the full term of this Lease, Lessee shall pay to Lessor an amount of One Hundred Sixty-Four Thousand and Six Hundred Forty Dollars ($164,640) per year, (the "Base Rent"), one-twelfth (1/12) of which shall be paid in advance on the first day of each month and shall be prorated for any portion of a month at the beginning or end of the lease Term.

     Section 2.4 Additional Rent. In addition to the foregoing Base Rent, Lessee shall pay as additional rent Fourteen Thousand Four Hundred Seven Dollars ($14,407) per month for the Additional Services. The Additional Rent shall be due and payable by Lessee to Lessor in advance on the first day of each month during the Term.

     Notwithstanding anything in this Lease to the contrary, in the event any payment of Base Rent or Additional Rent is more than thirty (30) days past due, such past due amount shall bear interest at the rate of eighteen percent (18%) per annum (or the highest lawful rate allowable if less than 18%) until paid in full, with said interest to be due and payable by Lessee to Lessor, upon written demand.

                                    ARTICLE 3
                            CONDITION OF IMPROVEMENTS

     Section 3.1. Alterations or Improvements by Lessor. Lessor shall upfit the Premises in accordance with the plans and specifications mutually agreed upon by Lessor and Lessee (the "Lessor's Work"). Upon completion of Lessor's Work, Lessor shall deliver the Premises to Lessee in move-in condition. Lessor and Lessee shall cooperate with one another so that all of Lessee's cardiac catheterization equipment can be timely and properly installed in the Premises.

     Section 3.2 Additional Services. Lessor shall furnish the Premises with the following "Additional Services": linen and laundry service, utilities, hotel services (janitorial services, routine maintenance, etc.), management information systems, telephones and facility and maintenance supplies for which Lessee shall pay to Lessor the Additional Rent.

     The Lessor shall not be liable for failure to furnish or delay in furnishing Additional Service when such failure is caused by circumstances beyond Lessor's reasonable control including, but not limited to, special equipment requirements of Lessee, a strike or labor controversy, a riot, the inability to secure fuel for the Building, any accident or casualty.

     Section 3.3 Alterations or Improvements by Lessee. The Lessee shall have the rights, from time to time, to make improvements or alterations to the Premises, subject to the following conditions:

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          (a) No material improvement or alteration shall at any time be made which shall impair the structural soundness or diminish the value of the Building.

          (b) No improvement or alteration shall be undertaken until the Lessee shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction.

          (c) All work done in connection with any improvements or alterations shall be done in a good and workmanlike manner and in compliance with all building and zoning laws, and with all other laws, ordinances, rules, and requirements of any federal, state or municipal government or agency having jurisdiction and shall be completed free of all mechanics or materialmen's liens.

          (d) Any improvement or alteration to the Premises, except moveable furniture, trade fixtures, medical equipment, and any cabinets placed by Lessee in the leased Premises, shall at once become the absolute property of the Lessor and remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease without disturbance or injury.

     Section 3.4 Repairs. Lessor shall be responsible for routine repairs or improvements to the Building.

     Lessee shall not cause or permit any waste, damage, or injury to the Premises. Lessee, at its sole expense, shall keep the Premises as now or hereafter constituted with all improvements made thereto in good condition (reasonable wear and tear excepted).

     Lessee shall indemnify the Lessor against all costs, expenses, liabilities, losses, damages, suits, fines, penalties, claims, and demands, including reasonable counsel fees, because of Lessee's failure to comply with the last preceding paragraph, and the Lessee shall not call upon the Lessor for any disbursement or outlay whatsoever in connection therewith, and expressly releases and discharges the Lessor of and from any liability therefor.

     Section 3.5 Inspection. Lessor shall have the right to enter and grant licenses to others to enter the Premises at any time during all reasonable hours and upon the approval of Lessee to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort or preservation thereof, or of the Building and to exhibit the Premises to prospective tenants or purchasers and for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to the terms of this Lease or to the rules and regulations of the Building; provided, however that such activities will not unreasonably interfere with Lessee's operation of its cardiac laboratory.

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                                    ARTICLE 4
                                 USE OF PREMISES

     Section 4.1 Use of Premises. The Premises shall be used and occupied by the Lessee solely for the purpose of operating cardiac catheterization laboratories.

     Section 4.2 Enjoyment of Premises. The Lessee, on paying the Base Rent, Additional Rent and any other rent sums due under Article 2 hereof and keeping and performing the agreements and covenants herein contained, shall have the peaceful and quiet enjoyment of the Premises for the term hereof subject, however, to the provisions of this Lease.

     Section 4.3 Removal of Personal Property. The Lessee may remove all personal property which Lessee has placed in the Premises, provided Lessee repairs all damages to the Premises caused by such removal. If the Lessee shall fail to remove all such property from the Premises upon the termination of this Lease for any cause whatsoever, the Lessor may, at its option, remove the same in any manner that the Lessor shall and store it without liability to the Lessee for loss thereof. In such event, the Lessee shall pay to Lessor on demand any and all expenses incurred in such removal, including court costs, attorney's fees, and storage charges for the length of time the same shall be in the Lessor's possession. Alternatively, the Lessor may, at its option, without notice, and without legal process, sell the property or any part thereof at a private sale for such price as the Lessor may obtain, and apply the proceeds of the sale to any amounts due under this Lease and the expenses incident to removal and sale of said property.

     Section 4.5 Signs. Lessee may place signs upon corridor doors of the Premises.

                                    ARTICLE 5
                            ASSIGNMENT AND SUBLETTING

     Section 5.1 Assignment and Subletting. The Lessee shall not assign this Lease or sublet the Premises or any part thereof, without the written consent of the Lessor, which consent shall not be unreasonably withheld. The Premises shall be used and occupied by the assignee or sublessee solely for the purpose of operating cardiac catheterization laboratories and the assignee or sublessee shall meet and be capable of meeting all terms and conditions of Lease and shall agree in writing to be bound by all terms and conditions contained herein and provided that any consents by third parties such as lenders have been obtained.

     Section 5.2 Transfer of Lessor's Interest. In the event of the sale, assignment or transfer by the Lessor of its interest in the Building or in this Lease (other than a collateral assignment to secure a debt of the Lessor) to a successor in interest who expressly assumes the obligations of the Lessor under this Lease, the Lessor shall be released and discharged from all of its covenants and obligations under this Lease, except obligations which have accrued prior to any sale, assignment or transfer, and Lessee agrees to look solely to the Lessor's successor in interest for performance of such obligations. The Lessor's assignment of the Lease or of its interest in the Building shall not affect the Lessee's obligations under this Lease. The Lessee shall attorn and look to the Lessor's assignee, as landlord, provided the Lessee has first received written notice of

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the assignment of the Lessor's interest. The Lessor shall have the right to freely sell, assign or otherwise transfer its interest in the Building and/or this Lease.

                                    ARTICLE 6
                      DAMAGE OR DESTRUCTION TO THE PREMISES

     Section 6.1 Loss or Damage and Insurance. The Lessor shall not be liable for any damage to property in the Premises or on or near the Building caused by gas, smoke, steam, electricity, ice, rain, or snow which may leak from any part of the Building, or from pipes, appliances or plumbing works. The Lessor shall not be liable for any damage to persons or property sustained by Lessee or others due to the Building or any part thereof being out of repair or due to the happening of accident in or about the Building or due to any negligence of any tenant or occupant of the Building, or any other person, other than the Lessor or its agents. Notwithstanding the foregoing, the Lessor shall be liable for failure to make repair in the event Lessor has been notified of the need for repair or otherwise has knowledge of the need of repair but has been negligently dilatory and without cause in its failure to make repair.

     Lessee shall indemnify, hold harmless and defend Lessor from and against any and all claims, actions, damages, liability and expense, including, but not limited to, attorney's and other professional fees, in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Lessee of the Premises or any part thereof or any other part of the Building, occasioned wholly or in part by any act or omission of Lessee, its officers, agents, contractors, employees or invitees.

     During the term of this Lease, Lessee will carry and maintain, at its expense (a) public liability insurance including, but not limited to, insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits which are reasonably acceptable to Lessor respect to property damage; (b) all-risks property and casualty insurance, written at replacement cost value and with replacement cost endorsement, covering all of Lessee's personal property in the premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Lessee under the provisions of this Lease) and all leasehold improvements installed in the Premises by or on behalf of Lessee; and (c) if and to the extent required by law, worker's compensation or similar insurance in form and amounts required by law. If Lessee shall fail to perform its obligations to maintain the required insurance, Lessor may perform the same and the cost thereof shall be deemed additional rent and shall be payable upon Lessor's demand.

     The Lessor shall keep the Building insured against loss or damage by fire, in an amount not less than ninety percent (90%) of the full insurable value as determined from time to time (or in such other amounts and under such other policies as may be required to comply with any laws of the State of Arizona. The term "full insurable value" shall mean actual replacement cost (exclusive of the cost of excavation, foundations, and footings below the basement floor) without deduction for physical depreciation. Such insurance shall be issued by financially responsible insurers duly authorized to do business in Arizona.

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     Section 6.2 Condemnation. If the whole or any part of the Premises shall be taken by any public authority under the power of eminent domain, then the terms of this Lease shall cease as to the part taken on the date possession of that part is surrendered and any unearned rent for such part paid or credited in advance shall be refunded. The Lessee shall not be entitled to receive any part of any award or awards that may be made or received by the Lessor. The Lessee may at its own expense commence independent proceedings against the public authority exercising the power of eminent domain to prove and establish any other damage Lessee may have incurred.

     Section 6.3 Casualty. If all or any part of the Premises is damaged or destroyed by fire or other casualty, through no fault of Lessee, insured under the standard fire insurance policy with approved standard extended coverage endorsement applicable to the Premises and Building, the Lessor shall, except as otherwise provided herein (but only to the extent the holder of the mortgage lien on the building permits release of the insurance proceeds), repair and rebuild the Premises with reasonable diligence, and if there is a substantial interference with the operation of the Lessee's laboratory in the Premises requiring the Lessee temporarily to close its laboratory, the rental shall be equitably apportioned for the duration of such repairs in proportion to the extent to which there is interference with the operation of the Lessee's laboratory. Notwithstanding the foregoing provisions, in the event the Premises shall be damaged by fire or other insured casualty due to the fault or neglect of the Lessee, or the Lessee's servants, employees, contractors, agents, visitors, or licensees, then, without prejudice to any other rights and remedies of the Lessor, and provided the damage is repaired by the Lessor, there shall be no apportionment or abatement of any rent. Except to the extent provided for in this paragraph, neither the rent payable by the Lessee nor any of the Lessee's other obligations under any provision of this Lease shall be affected by any damage to or destruction of the Premises by any cause whatsoever, and the Lessee hereby expressly waives any and all additional rights it might otherwise have under any law or statute.

                                    ARTICLE 7
                                     DEFAULT

     Section 7.1 Defaults. In the event (i) the Lessee defaults in the payment of rent for a period of ten (10) days after receipt of notice by Lessor of such default; (ii) the Premises are vacated; (iii) the Lessee fails to comply with any term of this Lease (other than payment of rent) or any of the rules and regulations now or hereafter established for the government of the Building;
(iv) any proceeding, whether voluntary of involuntary, is instituted for the Lessee because of his insolvency or the Lessee becomes insolvent or makes a transfer in fraud of creditors; or (v) the Lessee makes an assignment for the benefit of creditors; then, in any such event, the Lessor may (i) terminate this Lease by giving written notice to Lessee, and declare the entire amount of rent which would become due, immediately due and payable; (ii) take possession of the Premises and enter the leased Premises as agent of the Lessee and relet them for such rent as is obtainable by reasonable effort and collect the deficiency from the Lessee plus collect all costs of reletting, including lease commissions, attorney's fees and upfitting costs which Lessor deems necessary for a new tenant; or (iii) pursue any other remedies which may be provided by law; provided, however, that should any event or condition described in items (ii) -
(v) of this section occur, such event or condition shall not constitute a default should such event or

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condition be cured to the satisfaction of Lessor within thirty (30) days from the occurrence of such event or condition, or a reasonable period of time in addition thereto if circumstances are such that the default cannot be reasonably cured within thirty (30) days and the Lessee promptly takes action to cure such default and pursues such action with due diligence.

     Section 7.2 Rights and Remedies. All rights and remedies of the Lessor herein shall be cumulative, and none shall be exclusive of any other, or of any rights and remedies allowed by law, and pursuit of any one of said rights or remedies does not preclude pursuit of any one or more of the other of said rights or remedies.

     Section 7.3 Costs of Suit. If Lessee or Lessor shall bring an action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Lessor for the recovery of rent or possession of the Premises, the prevailing party shall be entitled to recover all reasonable costs and expenses associated with such action, including reasonable attorneys' fees, from the nonprevailing party, with the court or other tribunal hearing such action to make such determinations.

                                    ARTICLE 8
                                 HAZARDOUS WASTE

     Section 8.1 Hazardous Waste. Lessee warrants, represents and covenants to Lessor that:

          (a) Lessee's use of the Premises will at all times comply with and conform to all laws, statutes, ordinances, rules and regulations of any governmental, quasi-governmental or regulatory authority ("Laws") which relate to the transportation, storage, placement, handling, treatment, discharge, generation, production or disposal (collectively "Treatment") of any waste, waste products, radioactive waste, poly-chlorinated biphenyls, asbestos, hazardous materials of any kind, and any substance which is regulated by any law, statute, ordinance, rule or regulation (collectively "Waste"). Lessee further covenants that it will not engage in or permit any party to engage in any Treatment of any Waste on or which affects the Premises, unless said Treatment complies with and conforms to all Laws relating to such Waste.

          (b) Immediately upon receipt of any Notice, as hereinafter defined, from any party, Lessee shall deliver to Lessor a true, correct and complete copy of any written Notice or a true, correct, and complete report of any nonwritten Notice. Additionally, Lessee shall notify Lessor immediately after having knowledge of any Treatment of Waste, which does not comply with or conform to all Laws relating to such Waste or any Spill, as hereinafter defined, of Waste in or affecting the Premises. "Notice" shall mean any note, notice, or report of any of the following:

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               (i) any suit, proceeding, investigation, order, consent order, injunction, writ, award, or action related to or affecting or indicating the Treatment of any Waste in or affecting the Premises;

               (ii) any spill, contamination, discharge, leakage, release or escape of any Waste in or affecting the Premises, whether sudden or gradual, accidental or anticipated, or of any other nature (hereinafter "Spill");

               (iii) any dispute relating to Lessee's or any other party's Treatment of any Waste or any Spill in or affecting the Premises;

               (iv) any claims by or against any insurer related to or arising out of any Waste or Spill in or affecting the Premises;

               (v) any recommendations or requirements of any governmental or regulatory authority, insurer or board of underwriters relating to any Treatment of Waste or a Spill in or affecting the Premises;

               (vi) any legal requirement or deficiency related to the Treatment of Waste or any Spill in or affecting the Premises; or

               (vii) any tenant, licensee, concessionaire, manager, or other party or entity occupying or using the premises or any part thereof which has engaged in or engages in the Treatment of any Waste in or affecting the Premises.

          (c) In the event that (i) Lessee has caused, suffered or permitted, directly or indirectly, any Spill in or affecting the Premises, or (ii) any Spill of any Waste has occurred on the Premises during the term of this Lease, then Lessee shall immediately take all of the following actions:

               (i) notify Lessor, as provided herein;

               (ii) take all steps necessary or desirable, in Lessor's reasonable opinion, to clean up such Spill and any contamination related to the Spill, all in accordance with the requirements, rules and regulations of any state or federal environmental department or agency having jurisdiction over the Spill;

               (iii) fully restore the Premises to its condition prior to the Spill;

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               (iv) allow Lessor or its agents and any state or federal
          environmental department or agency having jurisdiction thereof to monitor and inspect all cleanup and restoration related to such Spill; and

               (v) at the written request of Lessor, post a bond or obtain a letter of credit for the benefit of Lessor (drawn upon a company or bank satisfactory to Lessor) or deposit an amount of money in an escrow account under Lessor's name upon which bond, letter of credit or escrow Lessee may draw, and which bond, letter of credit or escrow shall be in an amount sufficient to meet all of Lessee's obligations under this Article 8. Lessor shall have the unfettered right to draw against the bond, letter of credit or escrow in its discretion in the event that Lessee is unable or unwilling to meet its obligations under this paragraph or, if Lessee fails to post a bond or obtain a letter of credit or deposit such cash as is required herein, then Lessor, at Lessee's cost and expense, may, but shall have no obligation, do so for the benefit of Lessee and do those things which Lessee is required to do under this Section 8.1(c)(ii), (iii) and (iv).

          (d) Lessee hereby agrees that it will indemnify, defend, save and hold harmless the Lessor and Lessor's members and the officers, directors and employees of said members (collectively "Indemnified Parties") against and from, and to reimburse the Indemnified Parties with respect to, any and all damages, claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, court costs, administrative costs, costs of appeals and all clean up, administrative, fines, penalties and enforcement costs of applicable governmental agencies) which may be incurred by or asserted against the Indemnified Parties by reason or arising out of: (i) the breach of any representation or undertaking of Lessee under this Article 8, or (ii) the Treatment of any Waste by Lessee or any tenant, licensee, concessionaire, manager, or other party occupying or using the Premises, in or affecting the Premises, or
     (iii) any Spill governed by the terms of this Article 8, or (iv) the presence of any Waste upon the Premises, whether or not caused by Lessee.

          (e) The obligations of Lessee under this Article 8 shall survive any termination or satisfaction of this Lease.

                                    ARTICLE 9
                                  MISCELLANEOUS

     Section 9.1 Mortgages. This Lease is and shall remain subject and subordinate to all mortgages trust affecting the Premises and the Lessee shall promptly execute and deliver to the Lessor such documents as the Lessor may request, showing the subordination of this Lease to such mortgage, and in default of the Lessee's doing so, the Lessor shall be and hereby is authorized and empowered to execute such documents in the name and as the act and deed of the Lessee. This authority is coupled with an interest and is irrevocable.

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     Section 9.2 Rules and Regulations. The Lessor has made, or from time to time shall make, rules and regulations for the government of the Building. These rules and regulations are, or shall be, a part of this Lease and binding upon the Lessee to the same extent as if set out herein and copies thereof shall be delivered to the Lessee.

     Section 9.3 Brokers. The parties warrant that they have had no dealings with any real estate broker or agent in connection with the negotiations of this Lease that would give rise to a valid claim for commission.

     Section 9.4 Estoppel Certificates. Lessee agrees to provide Lessor within five (5) days of a written request therefor a certificate in form and substance satisfactory to Lessor stating (i) that this Lease is in full force and effect;
(ii) the commencement date and term of this Lease; (iii) the date through which rent has been paid; (iv) that there are no defaults existing under this Lease, or, if any default exists, specifying such default and the actions required to cure such default; and (v) such other matters as Lessor may reasonably require.

     Section 9.5 Severability. If any term of this Lease is declared to be illegal or unenforceable, the unaffected terms shall remain in full force and effect.

     Section 9.6 Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     Section 9.7 Parties. The words "Lessor" and "Lessee" as used herein shall include the parties to the Lease, whether singular or plural, masculine or feminine, or corporate, partnership, limited liability company or other entity and their heirs, personal representatives, successors and assigns.

     Section 9.8 Waivers. No covenant, term or condition hereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition of this Lease. Acceptance by Lessor of any performance by Lessee after the time the same shall have become due shall not constitute a waiver by Lessor of the breach or default of any covenant, term or condition of this Lease unless otherwise expressly agreed to by Lessor in writing.

     Section 9.9 Approval. This Lease is subject to the approval of the lender or lenders which provide the financing on the property in which the Premises are located and shall be modified or altered to embody any terms required by said company or companies. All such modifications shall be reasonably approved by Lessee.

     Section 9.10 Memorandum of Lease. This Lease shall not be recorded. At the request of either party, the Lessor and Lessee shall execute a short form or memorandum of lease in

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Maricopa County, Arizona. Lessee shall pay the recording charges and shall be responsible for payment of all lease stamps applicable to this Lease.

     Section 9.11 Controlling Law. This Lease is entered into in Arizona and shall be enforced and construed in accordance with the laws thereof.

     Section 9.12 Captions. The captions of the paragraphs of this Lease and its Exhibits are for convenience only and are not a part of this Lease, and do not in any way limit or amplify the terms or provisions of this Lease, and shall not be considered in the construction or interpretation of any provision hereof.

     Section 9.13 Relationship. The parties agree that Lessor shall in no event be construed or held, by virtue of this Lease, to be an agent, partner, member or associate of the Lessee in the conduct of any of Lessee's business, nor shall Lessor be liable for any debts incurred by Lessee in the conduct of Lessee's business.

     Section 9.14 Entire Agreement. This Lease, together with any later written modifications or amendments thereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede any prior or contemporaneous agreements or understandings, whether written or oral, which the parties, their agents or representatives may have had relating to the subject matter hereof. No modification, alteration or waiver of any term, condition or covenant of this Lease shall be valid unless in writing, dated and signed by the Lessor and the Lessee.

     Section 9.15 Corporate Authority. Each individual executing this Lease on behalf of Lessee limited liability company represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said company in accordance with a duly adopted resolution of the managers of said company or in accordance with the operating agreement of said company, and that this Lease is binding upon said company in accordance with its terms. Lessee shall deliver to Lessor, within thirty (30) days after execution of this Lease, a certified copy of a resolution of the managers of said company authorizing or ratifying the execution of this Lease.

     Section 9.16 Notices. Any written notice required or allowed by this Lease to be given to either the Lessor or the Lessee shall be deemed given upon receipt by certified or registered mail, postage prepaid, properly addressed to the parties as follows:


                  Lessee:  CCT, L.L.C.
                           c/o MedCath Incorporated
                           7621 Little Avenue, Suite 106
                           Charlotte, NC  28226
                           Attention: President - Diagnostics Division

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                  Lessor:  Tucson Heart Hospital
                           4888 N. Stone Avenue
                           Tucson, AZ  85704
                           Attention: Thomas D. Plantz, President

         with a copy to:   MedCath of Tucson, L.L.C.
                           c/o MedCath Incorporated
                           7621 Little Avenue, Suite 106
                           Charlotte, NC  28226
                           Attention: President - Hospital Division

     Section 9.17 Limitation of Lessor's Liability. Notwithstanding anything in this Lease to the contrary, the Lessee agrees that it shall look solely to the estate and property of the Lessor in the Building in which the Premises are located for the collection of any judgment (or other judicial process) requiring the payment of money by the Lessor for any default or breach by the Lessor of any of its obligations under this Lease, subject, however, to the prior rights of the holder of any mortgage encumbering the Building. No other assets of the Lessor shall be subject to levy, execution or other judicial process for the satisfaction of the Lessee's claim. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied between the Lessor and the Lessee that the Lessor's interest in the Building shall be subject to impressment of an equitable lien or otherwise.

     Section 9.18 Bankruptcy. To the extent permitted by applicable law, Lessee shall not, without the prior written consent of the holder of any mortgage or owner, elect to treat the Lease as terminated under Section 365(h)(1) of the Bankruptcy Code. Any such election made without the prior written consent of such party shall be void.

     Section 9.19 Notice to Lessor. Notwithstanding anything in this Lease to the contrary, Lessee agrees that it will not terminate this Lease or withhold any rentals due hereunder because of Lessor's default in the performance hereof until Lessee has first given written notice to the Lessor and to the holder of any mortgage and to the owner specifying the nature of such default by the Lessor and allowing the Lessor, such mortgage holder and owner, or any of them, thirty (30) days after date of such notice to cure such default or a reasonable period of time in addition thereto if circumstances are such that said default cannot reasonably be cured within said thirty (30) day period and the Lessor, such mortgage holder, or the owner promptly takes action to cure such default and pursues such action with due diligence.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed under seal, all as of the day and year first above written.

                                     LESSOR:

                                     MEDCATH OF TUCSON, L.L.C.

                                     By: /s/ Thomas D. Plantz
                                        ----------------------------------------
                                     Name: Thomas D. Plantz
                                     Title: President, Tucson Heart Hospital


                                     LESSEE:

                                     CCT, L.L.C.
                                     By:  Southern Arizona Heart, Inc.

                                     By: /s/ R. William Moore, Jr.
                                        ----------------------------------------
                                     Name: R. William Moore, Jr.
                                           -------------------------------------
                                     Title: Assistant Secretary
                                            ------------------------------------